Exhibit 99.1

Vicarious Surgical Receives Continued Listing Standard Notice From NYSE

WALTHAM, Mass.--(BUSINESS WIRE)-- Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced that on September 20, 2023, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A common stock was less than $1.00 per share over a consecutive 30 trading-day period. The Notice does not result in the immediate delisting of the Company’s Class A common stock from the NYSE.

The Company intends to respond to the NYSE within ten business days of receipt of the Notice affirming its intent to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard. Pursuant to the NYSE’s rules, the Company has a six-month period following receipt of the Notice to regain compliance with the NYSE’s minimum share price requirement.

The Company can regain compliance with the minimum share price requirement at any time during the cure period if, on the last trading day of any calendar month during the cure period, or on the last day of the cure period, the Company’s Class A common stock has (i) a closing share price of at least $1.00, and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period, as applicable. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to Board and stockholder approval at the Company’s next annual meeting, to regain compliance.

The Company’s Class A common stock will continue to be listed and traded on the NYSE during this period, subject to its compliance with other NYSE continued listing standards. The receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forwards-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Vicarious Surgical’s expectations with respect to maintain the listing of Vicarious Surgical’s Class A common stock on the NYSE and its ability to regain compliance with the NYSE continued listing standards. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

Kaitlyn Brosco
Kbrosco@vicarioussurgical.com

Marissa Bych
Gilmartin Group
Marissa@gilmartinir.com

Press and Media Inquiries

Abby Mayo for Matter Health
Matter Communications
media@vicarioussurgical.com